UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

Inhibikase Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39676	26-3407249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(678) 392-3419

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 1, 2024, Inhibikase Therapeutics, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (the “Agent”), pursuant to which the Company may, from time to time, issue and sell shares of its common stock, in an aggregate offering price of up to $5,659,255, through or to the Agent. Under the terms of the ATM Agreement, the Agent may sell the shares of the Company’s common stock at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. 315,338 shares of the Company’s common stock were sold pursuant to the ATM Agreement for an aggregate gross sales price of $849,187.85. On May 20, 2024, the Company filed with the Securities and Exchange Commission a prospectus supplement to reduce the maximum aggregate gross sales price of its common stock that may be offered, issued and sold under the ATM Agreement from and after May 20, 2024 to $50,000, not including the shares of the Company’s common stock previously sold. No sales of the Company’s common stock pursuant to the ATM Agreement have occurred since this date. On December 2, 2024, the Company provided to the Agent a notice of termination of the ATM Agreement, with such termination to be effective December 11, 2024 in accordance with the terms of the ATM Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2024	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Milton H. Werner
	Name:	Milton H. Werner, Ph.D.
	Title:	President and Chief Executive Officer